Loan Agreement

between

Skyflyer Technology GmbH, Friedrich-List-Allee 10
41844 Wegberg – Wildenrath

- Borrower -

and

DAST GmbH, Friedrich-List-Allee 10
41844 Wegberg - Wildenrath

[Handwriting: 18000 / 35010]

- Lender -

1.
The Lender grants the Borrower a loan in the amount of Euro 24,000.00

2.
The interest rate on the loan commencing with payout shall be 8% per annum.

3.
The loan agreement may be cancelled at any time by giving three months notice at the end of a quarter.

The loan amount plus interest is payable upon cancellation of the loan agreement.

Wegberg, December 7, 2007

Skyflyer Technology GmbH	DAST GmbH
Friedrich-List-Allee 10	Ausbildungsstätte für Schweisstechnik
41844 Wegberg-Wildenrath
Tel. 02432/893627	[illegible]
Fax. 02432/899623	41844 Wegberg-Wildenrath
Tel. 02432 – 893621
Fax. 02432 - 893622
[signature]	[signature]

(Borrower)	(Lender)